As filed with the Securities and Exchange Commission on June 2, 2004	Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

QUIKSILVER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0199426 (I.R.S. Employer Identification No.)

15202 Graham Street
Huntington Beach, California 92649
(714) 889-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles S. Exon, Esq.
Executive Vice President, General Counsel and Secretary
Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California 92649
(714) 889-2200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

____________________

Copy to:
Paul A. Rowe, Esq.
Hewitt & O’Neil LLP
19900 MacArthur Boulevard, Suite 1050
Irvine, California 92612
(949) 798-0500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If only the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (1)	Price (1)	Registration Fee
Common Stock, $0.01 par value per share	211,277	$22.83	$4,823,454	$611.14

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low selling prices per share of the registrant’s Common Stock on May 28, 2004 as reported by the New York Stock Exchange.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 2, 2004.

PROSPECTUS

QUIKSILVER, INC.

211,277 shares of Common Stock

     In connection with our acquisition of DC Shoes, Inc., we issued 1,584,575 shares of our common stock to the former shareholders of DC Shoes. This prospectus may be used by certain of such former shareholders of DC Shoes to resell shares of our common stock issued to them in the DC Shoes acquisition.

     The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares.

     Our common stock is traded on the New York Stock Exchange under the symbol “ZQK.” On May 28, 2004, the closing sale price of the common stock on the NYSE was $23.17 per share. You are urged to obtain current market quotations for our common stock.

     Investing in our common stock involves a high degree of risk. See the sections entitled “Risk Factors” commencing on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties you should consider.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2004

     Unless the context otherwise requires, references in this prospectus to “Quiksilver,” “we,” “our,” and “us” refer to Quiksilver, Inc. and its consolidated subsidiaries, unless otherwise specified.

     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

THE OFFERING

Common stock offered by selling stockholders	211,277 shares

Use of proceeds	Quiksilver will not receive any proceeds from the sale of shares in this offering

New York Stock Exchange symbol	ZQK

FORWARD-LOOKING STATEMENTS

     All statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Reference is made in particular to forward-looking statements regarding growth strategies, international expansion, new products and joint ventures, renewals of credit facilities, sales, expenses, earnings per share, liquidity and capital resources and trends.

     Important factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for the year ended October 31, 2003, our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2004 and other documents that we file with the SEC that are incorporated herein by reference. You may obtain copies of these documents as described under “Where You Can Find More Information” below.

     Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials by mail at prescribed rates by writing to the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC

(http://www.sec.gov). You can also inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of this registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

•	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2003;

•	Our Current Report on Form 8-K filed on December 18, 2003;

•	The Definitive Proxy Statement for our 2004 Annual Meeting of Stockholders as filed on Schedule 14A on February 24, 2004;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2004;

•	Our Current Report on Form 8-K filed on March 10, 2004;

•	Our Current Report on Form 8-K filed on May 18, 2004;

•	All of our filings pursuant to the Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement; and

•	The description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on June 15, 1998, including any amendment or report filed for the purpose of updating that description.

     Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. A report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement if such report expressly provides it is not to be so incorporated. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:

Investor Relations
Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California 92649
(714) 889-2200

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

ABOUT QUIKSILVER

     We are a globally integrated company that designs, produces and distributes branded clothing, accessories and related products for young-minded people. Our brands represent a casual lifestyle—driven from our authentic boardriding heritage. Our primary focus is apparel for young men and women under the Quiksilver, Roxy, Raisins, Radio Fiji and Gotcha (Europe) labels. We also manufacture apparel for boys (Quiksilver Boys and Hawk Clothing), girls (Roxy Girl, Teenie Wahine and Raisins Girls), men (Quiksilveredition and Fidra, our golf line) and women (Leilani swimwear), as well as snowboards, snowboard boots and bindings under the Lib Technologies, Gnu and Bent Metal labels.

     We generate revenues primarily in the United States, Europe and, since our acquisition of Ug Manufacturing Co. Pty Ltd. (Australia) and Quiksilver Japan KK, the Asia/Pacific markets. Our products are sold primarily in surf shops, specialty stores, and our proprietary retail concept Boardriders Club stores where we can best carry our brand message to the consumer.

     Quiksilver was incorporated in 1976 and reincorporated in Delaware in 1986. Our principal executive offices are located at 15202 Graham Street, Huntington Beach, California 92649, and our telephone number at that location is (714) 889-2200. Our Internet address is www.quiksilver.com. Information contained in our website is not incorporated by reference into and does not form any part of this prospectus.

RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider the following factors carefully before deciding to purchase shares of our common stock. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

We may not be able to maintain or improve our competitive position because of intense competition in the apparel industry.

     The apparel industry is highly competitive We compete with numerous domestic and foreign designers, brands and manufacturers of apparel, accessories and other products, some of which are significantly larger and have greater resources than us. We believe that our ability to compete effectively depends upon our continued ability to maintain our reputation for authenticity in our core boardriding market, our flexibility in responding to market demand and our ability to manage our brands and offer fashion conscious consumers a wide variety of high quality apparel at competitive prices.

If we do not accurately anticipate fashion trends our revenues will be negatively impacted and we may have excess inventory.

     We believe that our success depends in substantial part on our ability to anticipate, gauge and respond to changing consumer demand and fashion trends in a timely manner. If fashion trends shift away from our products, or if we otherwise misjudge the market for our product lines, our sales may be negatively impacted and we may be faced with a significant amount of unsold finished goods inventory or other conditions which could have a material adverse effect on us.

If changes in the economy and consumer spending reduce consumer demand for our products, our sales and profitability would suffer.

     The apparel industry historically has been subject to substantial cyclical variations, and a recession in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits could have a material adverse effect on our results of operations. In addition, although our bad debt experience has been limited, various retailers, including some of our customers, have experienced financial difficulties in the past as a result of changing economic conditions and we are exposed to credit risks associated with extending credit to such retailers.

We depend on third parties for the supply and manufacture of most of our products and the loss or disruption of a supplier or manufacturer could adversely effect our ability to sell our products.

     We are dependent upon third parties for the manufacture of substantially all of our products. The inability of a manufacturer to ship orders of our products in a timely manner, including as a result of local financial market disruption which could impair the ability of such suppliers to finance their operations, or to meet quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. We have no long-term formal arrangements with any of our suppliers of raw materials.

If we cannot effectively integrate our recent and potential future acquisitions, we may experience increased costs, operating inefficiencies and system disruptions.

     From time to time, we have pursued, and may continue to pursue, acquisitions. For example, in May 2004, we completed the acquisition of DC Shoes, Inc. using available lines of credit and common stock. The integration of acquired companies into a cohesive business requires the combination of different business models, financial, accounting, and other internal systems and personnel who have dissimilar expertise and backgrounds. It also requires the management of companies or operating units that are geographically disbursed throughout the United States and internationally. We cannot be certain that we will be able to successfully integrate the operations, personnel or systems of acquired companies in a timely fashion, or at all. If we fail to integrate operations and personnel effectively, we will experience duplication of costs and operating inefficiencies. We also cannot be certain that we will achieve value from our acquisitions commensurate with the consideration paid. If we are unable to generate sufficient revenue from any acquired companies, we will experience an unanticipated shortfall in revenue and may fail to meet the expectation of investors. If this occurs, the market price of our common stock would likely decline. In addition, if one or more acquisitions results in us becoming substantially more leveraged on a consolidated basis, our flexibility in responding to adverse changes in economic, business or market conditions may be adversely affected.

Our international operations expose us to a number of risks.

     We conduct a significant portion of our business outside of the United States and, particularly in light of our recent acquisitions, we anticipate that revenue from foreign operations will account for an increasingly larger portion of our future revenue. Our international operations are directly related to and dependent on the volume of international trade and local market conditions. Our international operations and international commerce are influenced by many factors, including:

•	changes in economic and political conditions and in governmental policies,

•	changes in international and domestic customs regulations,

•	wars, civil unrest, acts of terrorism and other conflicts,

•	natural disasters,

•	changes in tariffs, trade restrictions, trade agreements and taxation,

•	difficulties in managing or overseeing foreign operations,

•	limitations on the repatriation of funds because of foreign exchange controls,

•	different liability standards, and

•	difficulties in enforcing intellectual property laws of other countries.

The occurrence or consequences of any of these factors may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region.

Fluctuations in foreign currency exchange rates or interest rates could negatively impact our profitability and reported results.

     We are exposed to gains and losses resulting from fluctuations in foreign currency exchange rates relating to certain sales, royalty income, and product purchases of our international subsidiaries that are denominated in currencies other than their functional currencies. We are also exposed to foreign currency gains and losses resulting from domestic transactions that are not denominated in U.S. dollars, and to fluctuations in interest rates related to our variable rate debt. Furthermore, we are exposed to gains and losses resulting from the effect that fluctuations in foreign currency exchange rates have on the reported results in our consolidated financial statements due to the translation of the operating results and financial position of our international subsidiaries.

If our intellectual property rights do not adequately protect our products, others could compete against us more directly or prevent us from selling products claimed to be violative of a third party’s intellectual property rights, which would hurt our profitability.

     We believe that our trademarks are important to our success and competitive position. Accordingly, we devote substantial resources to the establishment and protection of our trademarks on a worldwide basis. We cannot assure that our actions taken to establish and protect our trademarks will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violative of their trademarks and proprietary rights. Moreover, we cannot assure that others will not assert rights in, or ownership of, our trademarks or that we will be able to successfully resolve such conflicts. In addition, the laws of certain foreign countries may not protect trademarks to the same extent as do the laws of the U.S. The loss of such trademarks, or the loss of the exclusive use of our trademarks, could have a material adverse effect on our business, financial condition and results of operations.

SELLING STOCKHOLDERS

     We issued the shares of common stock covered by this prospectus in a private placement in connection with our acquisition of DC Shoes, Inc. on May 3, 2004. The following table sets forth, to our knowledge, certain information about the selling stockholders as of June 1, 2004. Both of the selling stockholders have been employed by, and sponsored athletes of, us and/or DC Shoes within the past three years. Neither of the selling stockholders has held any other position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years. We cannot estimate the amount of our common stock that will be beneficially owned by the selling stockholders after completion of this offering because the selling stockholders may offer all, some or none of the shares of our common stock beneficially owned by them. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

	Shares of Common Stock		Number of Shares
	Beneficially Owned		of Common Stock
Stockholder	Prior to Offering (1)		Being Offered
	Number	Percentage
Daniel Way	132,048	*	132,048
Colin McKay	79,229	*	79,229

	211,277		211,277

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named.

PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a distribution in accordance with the rules of any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale (including the New York Stock Exchange);

•	in privately negotiated transactions; and

•	in option transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, selling stockholders who are not employees of Quiksilver or DC Shoes or otherwise subject to our insider trading policy may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. Selling stockholders who are not employees of Quiksilver or DC Shoes or otherwise subject to our insider trading policy may also sell the common stock short and redeliver the shares to close out such short positions. These selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our accountants. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of common stock. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     In connection with our acquisition of DC Shoes, we agreed to register under the Securities Act the shares covered by this prospectus and to keep the registration statement of which this prospectus constitutes a part effective until the earlier of such time as all of the shares covered by this prospectus (i) have been disposed of pursuant to and in accordance with the registration statement or (ii) may be sold pursuant to Rule 144 (subject to any volume limitations).

USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders.

EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Quiksilver, Inc. Annual Report on Form 10-K for the fiscal year ended October 31, 2003, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in Quiksilver’s method of accounting for goodwill and intangible assets in 2002), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The validity of the shares being offered by this prospectus will be passed upon for us by Hewitt & O’Neil LLP.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Quiksilver (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$611
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Miscellaneous	3,000

Total	$18,611

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of Quiksilver under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

     Article III, Section 13 of the Amended and Restated Bylaws of Quiksilver provides that Quiksilver shall indemnify its directors, executive officers and agents to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Quiksilver in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Quiksilver as authorized by the relevant section of the Delaware General Corporation Law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Fifth of Quiksilver’s Restated Certificate of Incorporation provides that a director of Quiksilver shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Quiksilver or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

     Quiksilver has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements generally require Quiksilver to indemnify its executive officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the executive officer or director in connection with any proceedings arising by reason of the fact that such person is or was an executive officer or director of Quiksilver. The indemnification agreements also require Quiksilver to advance litigation expenses provided that the executive officer or director undertakes to repay the amounts of it is ultimately determined that the executive officer or director is not entitled to indemnification for the expenses. The indemnification agreements also establish a conclusive presumption that the director or executive officer has met the applicable standard of conduct required for indemnification unless a majority of the disinterested members of the board of directors, a majority of the stockholders or independent legal counsel in a written opinion determine that the applicable standard has not been met. Partial indemnification is explicitly provided for in the indemnification agreements in the event that a director or officer is not entitled to full indemnification under the terms of the indemnification agreements or under applicable law.

     Quiksilver has purchased directors’ and officers’ liability insurance. Quiksilver intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

     In connection with this offering, the selling stockholders have agreed to indemnify Quiksilver, its directors and officers and each such person who controls Quiksilver, against any and all liability arising from inaccurate information provided to Quiksilver by the selling stockholders and contained herein.

Item 16. Exhibits.

     See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Quiksilver, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Huntington Beach, state of California, on the 1st day of June, 2004.

QUIKSILVER, INC.
By:	/s/ Robert B. McKnight, Jr.
Robert B. McKnight, Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Quiksilver, Inc., a Delaware corporation, do hereby constitute and appoint Charles S. Exon and Steven L. Brink and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert B. McKnight, Jr. Robert B. McKnight, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 1, 2004
/s/ Steven L. Brink Steven L. Brink	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 1, 2004
/s/ William M. Barnum, Jr. William M. Barnum, Jr.	Director	June 1, 2004
/s/ Charles E. Crowe Charles E. Crowe	Director	June 1, 2004

Signature	Title	Date
/s/ Michael H. Gray Michael H. Gray	Director	June 1, 2004
/s/ Robert G. Kirby Robert G. Kirby	Director	June 1, 2004
/s/ Bernard Mariette Bernard Mariette	Director	June 1, 2004
/s/ Franck Riboud Franck Riboud	Director	June 1, 2004
Tom Roach	Director	June 1, 2004

QUIKSILVER, INC.

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Hewitt & O’Neil LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.

23.2	Consent of Hewitt & O’Neil LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page II-4 hereto).